Exhibit 4.4

FOURTH SUPPLEMENTAL INDENTURE

FOURTH SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of November 16, 2010, among Asbury Automotive Group, Inc., a Delaware corporation (the “Company”), the Guarantors (as defined in the Indenture referred to herein) and The Bank of New York Mellon (formerly known as The Bank of New York), as trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture, dated as of March 26, 2007 (as amended through the date hereof, the “Indenture”), pursuant to which the Company issued $150,000,000 aggregate principal amount of 7.625% Senior Subordinated Notes due 2017 (the “Notes”), $143,200,000 of which are outstanding as of the date hereof;

WHEREAS, the Company has requested that Holders of the Notes deliver their consents (the “Consents”) to modify certain definitions and Section 4.07(c) under the Indenture pursuant to the Consent Solicitation Statement, dated November 1, 2010, and the related Consent Form (the “Consent Solicitation”);

WHEREAS, Section 9.02 of the Indenture provides that the Company and the Trustee may amend or supplement the Indenture, the Notes and the Subsidiary Guarantees with the consent of the Holders of at least a majority in aggregate principal amount of the then-outstanding Notes voting as a single class (including, consents obtained in connection with a tender offer, or exchange offer for, or purchase of, Notes);

WHEREAS, Holders of at least a majority in aggregate principal amount of the Notes outstanding (determined as provided for by the Indenture) have duly consented to the proposed amendments set forth in this Supplemental Indenture in accordance with Section 9.02 of the Indenture and all other conditions precedent provided under the Indenture to permit the Company, the Guarantors and the Trustee to enter into this Supplemental Indenture have been satisfied;

WHEREAS, this Supplemental Indenture is effective as of the date upon which the conditions set forth in Section 3 hereof are satisfied, and the amendments effected by this Supplemental Indenture shall become operative with respect to the Notes on the Consent Payment Date (as defined herein); and

WHEREAS, pursuant to Section 9.02 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company, the Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2. AMENDMENTS.

(a) Amendment of Article 1. Subject to Section 3 hereof, the Indenture is hereby amended by deleting the definitions of “GAAP” and “Net Income”, in each case in its entirety, and replacing each definition with the following:

““GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect as of October 1, 2010.”

““Net Income” means, with respect to any specified Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however: (i) any gain (or loss), together with any related provision for taxes on such gain (or loss), realized in connection with: (A) any Asset Sale; or (B) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries; (ii) non-cash impairment charges or non-cash asset write-offs or writedowns; and (iii) any extraordinary gain (or loss), together with any related provision for taxes on such extraordinary gain (or loss).”

(b) Amendment of Article 4. Subject to Section 3 hereof, the Indenture is hereby amended by deleting Section 4.07(c) in its entirety and replacing such Section 4.07(c) with the following:

“(c) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries after October 1, 2010 (excluding Restricted Payments permitted by clauses (ii), (iii) and (iv) of the next succeeding paragraph), is less than the sum, without duplication, of: (i) 50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from October 1, 2010 up to the end of the Company’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus (ii) 100% of the aggregate net cash proceeds received by the Company after October 1, 2010 as a contribution to its common equity capital or from the issue or sale of Equity Interests of the Company (other than Disqualified Stock) or from the issue or sale of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities of the Company that have been converted into or exchanged for such Equity Interests (other than Equity Interests, Disqualified Stock or debt securities sold to a Subsidiary of the Company), plus (iii) to the extent that any Restricted Investment that was made after October 1, 2010 has been or is sold for cash or otherwise liquidated or repaid, purchased or redeemed for cash, the lesser of (A) such cash (less the cost of disposition, if any) and (B) the amount of such Restricted Investment, plus (iv) to the extent that any Unrestricted Subsidiary of the Company has been or is redesignated as a Restricted Subsidiary after October 1, 2010, the lesser of (A) the fair market value of the Company’s Investment in such Subsidiary as of the date of such redesignation and (B) such fair market value as of the date on which such Subsidiary was originally designated as an Unrestricted Subsidiary.”

3. EFFECT AND OPERATION OF SUPPLEMENTAL INDENTURE. This Supplemental Indenture shall be effective and binding immediately upon its execution by the Company, the Guarantors and the Trustee, and thereupon this Supplemental Indenture shall form a part of the Indenture for all purposes, and every Note and Subsidiary Guarantee heretofore or hereafter authenticated and delivered under the Indenture shall be bound hereby; provided however, notwithstanding anything in the Indenture or this Supplemental Indenture to the contrary, the amendments set forth in Section 2 of this Supplemental Indenture shall become operative only upon and simultaneously with, and shall have no force and effect prior to, the Company’s acceptance and payment for Consents validly delivered (and not validly revoked) pursuant to the Consent Solicitation and representing at least a majority in aggregate principal amount of the then-outstanding Notes (such date of payment, the “Consent Payment Date”). If the Consent Solicitation is terminated or withdrawn, or the Company does not accept for payment, the Consents for any reason, this Supplemental Indenture shall not become operative. Except as modified and amended by this Supplemental Indenture, all provisions of the Indenture shall remain in full force and effect.

4. INDENTURE AND SUPPLEMENTAL INDENTURE CONSTRUED TOGETHER. This Supplemental Indenture is an indenture supplemental to, and in implementation of, the Indenture, and the Indenture and this Supplemental Indenture shall henceforth be read and construed together.

5. TRUST INDENTURE ACT CONTROLS. If any provision of the Indenture, as amended by this Supplemental Indenture, limits, qualifies or conflicts with the duties imposed by TIA § 318(c), the imposed duties shall control.

6. NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS. No past, present or future director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, shall have any liability for any obligations of the Company or such Guarantor under the Notes, the Subsidiary Guarantees, the Indenture, as amended by this Supplemental Indenture, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

7. GOVERNING LAW. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE, THE NOTES AND THE SUBSIDIARY GUARANTEES.

8. SEVERABILITY. In case any provision in this Supplemental Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

9. COUNTERPARTS. This Supplemental Indenture may be executed in two or more separate counterparts. Each executed counterpart shall be an original, but all of them together represent the same agreement.

10. HEADINGS. The Headings of the Sections of this Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part of this Supplemental Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

11. THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Company and the Guarantors.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

ASBURY AUTOMOTIVE GROUP, INC.

By:	/s/ Craig T. Monaghan
	Name:	Craig T. Monaghan
	Title:	Senior Vice President and Chief Financial Officer

Asbury Automotive Group L.L.C., as Guarantor

By:	/s/ Craig T. Monaghan
	Name:	Craig T. Monaghan
	Title:	Senior Vice President and Chief Financial Officer

AF Motors, L.L.C.

ALM Motors, L.L.C.

Arkansas Automotive Services, L.L.C.

Asbury AR Niss L.L.C.

Asbury Atlanta AC L.L.C.

Asbury Atlanta AU L.L.C.

Asbury Atlanta BM L.L.C.

Asbury Atlanta Chevrolet L.L.C.

Asbury Atlanta Hon L.L.C.

Asbury Atlanta Inf L.L.C.

Asbury Atlanta Infiniti L.L.C.

Asbury Atlanta Jaguar L.L.C.

Asbury Atlanta Lex L.L.C.

Asbury Atlanta Nix L.L.C.

Asbury Atlanta Toy L.L.C.

Asbury Atlanta VL L.L.C.

Asbury Automotive Arkansas Dealership Holdings L.L.C.

Asbury Automotive Arkansas L.L.C.

Asbury Automotive Atlanta II L.L.C.

Asbury Automotive Atlanta L.L.C.

Asbury Automotive Central Florida, L.L.C.

Asbury Automotive Deland, L.L.C.

Asbury Automotive Fresno L.L.C.

Asbury Automotive Jacksonville GP L.L.C.

Asbury Automotive Jacksonville GP L.L.C., as general partner of Asbury Automotive Jacksonville, L.P.

Asbury Automotive Mississippi L.L.C.

Asbury Automotive North Carolina Dealership Holdings, L.L.C.

Asbury Automotive North Carolina L.L.C.

Asbury Automotive North Carolina Management L.L.C.

Asbury Automotive North Carolina Real Estate Holdings, L.L.C.

Asbury Automotive Oregon L.L.C.

Asbury Automotive Southern California L.L.C.

Asbury Automotive St. Louis II L.L.C.

Asbury Automotive St. Louis L.L.C.

Asbury Automotive Tampa GP L.L.C.

Asbury Automotive Tampa GP L.L.C., as general partner of Asbury Automotive Tampa, L.P.

Asbury Automotive Texas L.L.C.

Asbury Automotive Texas Real Estate Holdings, L.L.C.

Asbury Deland Imports 2, L.L.C.

Asbury Fresno Imports L.L.C.

Asbury Jax AC, LLC

Asbury Jax Hon L.L.C.

Asbury Jax K L.L.C.

Asbury Jax Management L.L.C.

Asbury Jax Management L.L.C., as general partner of ANL, L.P., Asbury Jax Holdings, L.P., Avenues Motors, Ltd., Bayway Financial Services, L.P., C&O Properties, Ltd., CFP Motors, Ltd., CH Motors, Ltd., CHO Partnership, Ltd., CN Motors, Ltd., Coggin Management, L.P. and CP-GMC Motors, Ltd.

Asbury Jax VW, L.L.C.

Asbury MS Chev L.L.C.

Asbury MS Gray-Daniels L.L.C.

Asbury No Cal Niss L.L.C.

Asbury Sacramento Imports L.L.C.

Asbury SC JPV, L.L.C.

Asbury SC LEX L.L.C.

Asbury SC Toy L.L.C.

Asbury So Cal DC L.L.C.

Asbury So Cal Hon L.L.C.

Asbury So Cal Niss L.L.C.

Asbury St. Louis Cadillac L.L.C.

Asbury St. Louis FSKR, L.L.C.

Asbury St. Louis Lex L.L.C.

Asbury St. Louis LR L.L.C.

Asbury St. Louis M, L.L.C.

Asbury Tampa Management L.L.C.

Asbury Tampa Management L.L.C., as general partner of Asbury Automotive Brandon, L.P., Tampa Hund, L.P., Tampa Kia, L.P., Tampa LM, L.P., Tampa Mit, L.P., WMZ Motors, L.P. and WTY Motors, L.P.

Asbury Texas D FSKR, L.L.C.

Asbury Texas H FSKR, L.L.C.

Asbury-Deland Imports, L.L.C.

Atlanta Real Estate Holdings L.L.C.

BFP Motors L.L.C.

Camco Finance II L.L.C.

CK Chevrolet L.L.C.

CK Motors LLC

Coggin Automotive Corp.

Coggin Cars L.L.C.

Coggin Chevrolet L.L.C.

Crown Acura/Nissan, LLC

Crown CHH L.L.C.

Crown CHO L.L.C.

Crown CHV L.L.C.

Crown FDO L.L.C.

Crown FFO Holdings L.L.C.

Crown FFO L.L.C.

Crown GAC L.L.C.

Crown GBM L.L.C.

Crown GCA L.L.C.

Crown GDO L.L.C.

Crown GHO L.L.C.

Crown GNI L.L.C.

Crown GPG L.L.C.

Crown GVO L.L.C.

Crown Honda, LLC

Crown Motorcar Company L.L.C.

Crown PBM L.L.C.

Crown RIA L.L.C.

Crown RIB L.L.C.

Crown SJC L.L.C.

Crown SNI L.L.C.

CSA Imports L.L.C.

Escude-NN L.L.C.

Escude-NS L.L.C.

Escude-T L.L.C.,

Florida Automotive Services L.L.C.

HFP Motors L.L.C.

JC Dealer Systems, LLC

KP Motors L.L.C.

McDavid Austin-Acra, L.L.C.

McDavid Frisco-Hon, L.L.C.

McDavid Grande, L.L.C.

McDavid Houston-Hon, L.L.C.

McDavid Houston-Niss, L.L.C.

McDavid Irving-Hon, L.L.C.

McDavid Outfitters, L.L.C.

McDavid Plano-Acra, L.L.C.

Mid-Atlantic Automotive Services, L.L.C.

Mississippi Automotive Services, L.L.C.

Missouri Automotive Services, L.L.C.

NP FLM L.L.C.

NP MZD L.L.C.

NP VKW L.L.C.

Plano Lincoln-Mercury, Inc.

Precision Computer Services, Inc.

Precision Enterprises Tampa, Inc.

Precision Infiniti, Inc.

Precision Motorcars, Inc.

Precision Nissan, Inc.

Premier NSN L.L.C.

Premier Pon L.L.C.

Prestige Bay L.L.C.

Prestige TOY L.L.C.

Southern Atlantic Automotive Services, L.L.C.

Texas Automotive Services, L.L.C.

Thomason Auto Credit Northwest, Inc.

Thomason DAM L.L.C.

Thomason FRD L.L.C.

Thomason Hund L.L.C.

Thomason Pontiac-GMC L.L.C.,

as Guarantors

By:	/s/ Craig T. Monaghan
	Name:	Craig T. Monaghan
	Title:	Vice President

Asbury Automotive Management L.L.C., as Guarantor

By:	/s/ Craig T. Monaghan
	Name:	Craig T. Monaghan
	Title:	Vice President and Treasurer

[Signature Page to 2017 Notes Supplemental Indenture]

THE BANK OF NEW YORK MELLON, as Trustee

By:	/s/ Latoya S. Elvin
	Name:	Latoya S. Elvin
	Title:	Associate

[Signature Page to 2017 Notes Supplemental Indenture]